UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
February 3, 2020
NantHealth, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37792	27-3019889
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9920 Jefferson Boulevard
Culver City, California 90232
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (310) 883-1300

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §(§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §(§240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously reported, on January 13, 2020, NantHealth, Inc., a Delaware corporation (the “Company”), entered into an asset purchase agreement (the “Purchase Agreement”) with Masimo Corporation (“Masimo”), VCCB Holdings, Inc., a wholly owned subsidiary of Masimo (collectively with Masimo, the “Purchaser”), and, solely with respect to certain provisions of the Purchase Agreement, NantWorks, LLC ("NantWorks"), an affiliate of the Company. Pursuant to the Purchase Agreement, the Company agreed to sell to the Purchaser certain of its assets related to its “Connected Care” business, including the products known as DCX (formerly DeviceConX), VCX (formerlyVitalsConX), HBox and Shuttle Cable (collectively, the “Connected Care Business”).

On February 3, 2020, the Company completed the sale of the Connected Care Business (the "Disposition") for $47.25 million of cash consideration in exchange for assets primarily related to the Connected Care Business (as defined under the terms of the Purchase Agreement). The cash consideration is subject to adjustment based upon the final amount of working capital as of the closing date.

The foregoing description of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety, by the full text of the Purchase Agreement, a copy of which the Company intends to file as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and the terms of which are incorporated herein by reference. Certain terms of the Purchase Agreement will be redacted for confidentiality reasons. The Purchase Agreement is not intended to provide any other factual information about the Company, NantWorks or the Purchaser. In particular, the representations and warranties contained in the Purchase Agreement were made only for the purposes of the Purchase Agreement as of specific dates and were qualified by disclosures between the parties and a contractual standard of materiality that is different from those generally applicable to stockholders, among other limitations. The representations and warranties were made for the purposes of allocating contractual risk between the parties to the Purchase Agreement and should not be relied upon as a disclosure of factual information relating to the Company, NantWorks or the Purchaser.

Item 9.01	Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2019, the Unaudited Pro Forma Consolidated Statements of Operations for the nine months ended September 30, 2019 and the years ended December 31, 2018 and 2017, and the notes to the Unaudited Pro Forma Financial Information of the Company are included as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference.

(d) Exhibits

Exhibit No.	Description
99.1	Unaudited Pro Forma Financial Information of NantHealth, Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NantHealth, Inc.

Date:	February 6, 2020	By:	/s/ Bob Petrou
Bob Petrou
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Unaudited Pro Forma Financial Information of NantHealth, Inc.